Exhibit (c)(5)
Beach Board of Directors Discussion Materials June 30, 2009

Offer Overview 2 Market Overview 7 Beach Overview 14 Valuation Overview 21 Estimated Process Timetable 31 Appendix 33 Table of Contents

Offer Overview

Original non-binding written offer of $30.00 per share in cash received on June 16th Apax believes its offer represents a "market premium" to Beach's stock price when accounting for Street expectations for Q2 and FY 2009 results aligning with management expectations Offer financed entirely with equity from Apax Partners Not contingent on any debt financing Expects management to roll over a substantial amount of their existing equity Asked for exclusive access to Company Expects to complete due diligence and negotiations in approximately four weeks Revised verbal offer of $30.50 per share in cash received on June 23rd Preliminary Indications: Apax Partners

Preliminary Indications: Apax Partners (cont'd) Preliminary Indication of Value Implied Multiples Offer Price Per Share 30.50 $ Mgmt Upside Case (1) 2009E 2010E Stock Price and Offer Premium / (Discount) EV / Revenue 3.8x 3.1x Current 19.7% 25.47 $ EV / EBITDA (2) 11.2x 7.7x 52-Week High - Close (1/5/09) (22.7%) 39.45 P / E (2) 28.0x 17.5x 52-Week Low - Close (3/5/09) 90.0% 16.05 Research Average FDS Outstanding (TSM) (3) 20 2009E 2010E Equity Market Capitalization 611 $ EV / Revenue 3.5x 3.2x EV / EBITDA (2) 10.1x 8.6x Less: Cash (1) (47) P / E (2) 23.5x 19.7x Total Enterprise Value 564 $ (1) Balance sheet as of 3/31/09 and projections per Beach management as of 6/4/09. (2) Excludes stock-based compensation. (3) Basic shares outstanding, options and RSAs estimated as of 6/30/09.

Apax Partners - Overview Apax Partners was established in 1969 Currently operates out of 10 offices in 9 countries Latest fund raised was $16 billion in 2008 Focuses on five sectors Media - $5.4 billion invested since inception Financial & Business Services - $2.2 billion invested since inception Retail & Consumer - $4.3 billion invested since inception Tech & Telecom - $6.2 billion invested since inception Healthcare - $3.8 billion invested since inception Selected representative transactions Media - Cengage Learning, Emap, HIT Entertainment, Smart Technologies Financial & Business Services - Global Refund Group, HUB International, Travelex

Preliminary Indications: Warburg Pincus Not prepared to pursue a take-private transaction at this time Verbally expressed inability to achieve a market premium to current trading levels Challenging to forecast timing of financial performance turnaround Unpredictability makes financing difficult even with modest leverage Seeks opportunity to explore PIPE into Beach to fund strategic acquisitions Strong believers in acquisition roadmap outlined by management Contemplated verbally an investment in the $75-150 million range

Market Overview

Market Overview Equity Capital Market Performance Debt Capital Market Overview Beach Board Meeting on 3/30/09 Source: S&P LCD, Citi Yield Book. Beach Board Meeting on 3/30/09

Market Overview (cont'd) Historical S&P NTM P/E Trading Multiples US Online Display Advertising Market Estimates Over Time Source: Barclays Internet Data Book. Beach Board Meeting on 3/30/09

Leveraged Buyout Market Overview Total Transaction Value of LBO Deals Over $200 Million in Transaction Size Number of LBO Deals Over $200 Million in Transaction Size Source: Capital IQ. Includes transactions with publicly announced purchase prices.

Debt Availability Challenges The leveraged credit markets have been greatly challenged since 2008, and were effectively closed for a period of time after the Lehman bankruptcy Recently, the bank and high yield markets have improved for certain issuers However, a successful debt financing in connection with the proposed transaction poses substantial challenges and uncertainty of success and timing Beach is an unseasoned borrower with challenged near-term results and low visibility into the timing of a turnaround Customers are heavily weighted in the financial services sector Impacted by timing of a general economic turnaround Nature of revenue generation generally provides limited near-term visibility Lack of substantial hard assets

Internet Sector Stock Performance Over Time Source: Factset. Internet Leaders: Google, eBay, Yahoo!. Content & Services: IAC, Monster, WebMD, ValueClick, The Knot, LoopNet, Move, Internet Brands, Dice Holdings, TheStreet.com. e-Commerce: Priceline, Expedia, Netflix, Ticketmaster, Blue Nile, Orbitz, Overstock, 1-800-Flowers.com, Shutterfly, Drugstore.com, Travelzoo. Internet Sector Performance Beach Board Meeting on 3/30/09 While Internet sector stock prices have improved recently, Online Content & Services companies have not rebounded as sharply as the rest of the Internet sector and the general market indices

CONFIDENTIAL

Internet Sector Trading Multiples over Time


NTM EBITDA Trading Multiples
NTM EBITDA Multiple
25.0x
20.0x
15.0x
10.0x
5.0x
-
6/25/2007
10/31/2007
3/12/2008
7/21/2008
11/25/2008
4/7/2009
Beach Board Meeting on 3/30/09
Internet Leaders: 10.4x
Content & Services: 7.9x
Beach Research: 7.2x
e-Commerce: 6.8x

Source: Capital IQ. Multiples based on NTM consensus estimates. Indexes based on median multiples of companies included.
Internet Leaders: Google, eBay, Yahoo!.
Content & Services: IAC, Monster, WebMD, ValueClick, The Knot, LoopNet, Move, Internet Brands, Dice Holdings, TheStreet.com.
e-Commerce: Priceline, Expedia, Netflix, Ticketmaster, Blue Nile, Orbitz, Overstock, 1-800-Flowers.com, Shutterfly, Drugstore.com, Travelzoo.

ALLEN & COMPANY LLC
13

Beach Overview

Beach Current Trading Overview ($ in Millions) Valuation Summary Operating Statistics Actual Mgmt Upside Case (1) Research Average 2008A 2009E 2010E 2009E 2010E Current Share Price (6/29/09) 25.47 $ Revenue 167 $ 148 $ 182 $ 161 $ 175 $ Growth % 74.5% (11.5%) 23.4% (3.7%) 9.1% 52-Week High - Close (1/5/09) (35.4%) 39.45 $ 52-Week Low - Close (3/5/09) 58.7% 16.05 EBITDA (2) 58 $ 51 $ 74 $ 56 $ 65 $ Growth % 39.3% (13.0%) 45.5% (3.7%) 16.7% FDS Outstanding (TSM) 20 Margin % 34.8% 34.2% 40.4% 34.8% 37.3% Equity Market Capitalization 509 $ Net Income (2) 28 $ 22 $ 35 $ 26 $ 31 $ Less: Cash (1) (47) Growth % 5.2% (21.7%) 60.0% (6.8%) 19.2% Total Enterprise Value 462 $ Trading Statistics 2008A Mgmt Upside Case (1) Research Average Actual 2009E 2010E 2009E 2010E EV / Revenue 2.8x 3.1x 2.5x 2.9x 2.6x EV / EBITDA 7.9x 9.1x 6.3x 8.2x 7.1x P / E 18.2x 23.3x 14.6x 19.6x 16.4x (1) Balance sheet as of 3/31/09 and projections per Beach management as of 6/4/09. (2) Excludes stock-based compensation.

Beach LTM Stock Price Performance Source: Factset.

Beach Volume Traded at Various Closing Prices Since 9/15/08 - Lehman Collapse Last One Month Last Six Months Last Twelve Months Source: Factset. Based on closing prices. 11.5% 47.6% 35.3% 5.7% 0% 10% 20% 30% 40% 50% 60% $16.00 - $23.00 $23.00 - $30.00 $30.00 - $37.00 $37.00 - $44.00 % Volume Traded 23.6% 52.2% 20.6% 3.5% 0% 10% 20% 30% 40% 50% 60% 70% $16.00 - $23.00 $23.00 - $30.00 $30.00 - $37.00 $37.00 - $44.00 % Volume Traded 15.3% 46.8% 32.1% 5.9% 0% 10% 20% 30% 40% 50% 60% $16.00 - $23.00 $23.00 - $30.00 $30.00 - $37.00 $37.00 - $44.00 % Volume Traded 35.3% 8.1% 0.0% 56.6% 0% 10% 20% 30% 40% 50% 60% 70% $24.00 - $27.00 $27.00 - $30.00 $30.00 - $33.00 $33.00 - $36.00 % Volume Traded

Beach Market Investment Considerations Market leader with strong business model Margin improvements Traffic trending well Site redesign driving increased revenue per user Insurance and deposit channels continue to outperform Fed's $1 trillion effort to reduce interest rates Should drive incremental traffic to mortgage channel Positive Considerations Challenging display advertising market Particularly given Beach's concentration in financial industry Difficult trends in credit card segment Fewer applicants More stringent approval process Issuer consolidation High exposure to mortgage sector Low conversion rate despite strong traffic Lack of advertiser demand as lenders do not have capacity to meet existing organic demand Reliance on acquisitions for growth Risks / Concerns Research analysts currently feel that Beach is trading at a fair valuation, however, they also express that the Company faces significant headwinds

Beach Wall Street Research: Annual Estimates 2009E EBITDA (1) Revenue 2010E Note: Illustrates estimates based on research reports published on or after 5/8/09 (post Q1 2009 earnings release). Horizontal lines denote average of research estimates. (1) Excludes stock-based compensation expense. ($ in millions) $158 $158 $159 $160 $161 $163 $165 $148 $140 $150 $160 $170 JMP Securities Collins Stewart RBC Capital Jefferies Credit Suisse Stifel Nicolaus Citigroup Management Upside Research Average: $161 $159 $168 $173 $179 $183 $191 $182 $150 $160 $170 $180 $190 $200 JMP Securities Jefferies Credit Suisse Collins Stewart Stifel Nicolaus Citigroup Management Upside Research Average: $175 $55 $55 $55 $56 $56 $57 $58 $51 $45 $50 $55 $60 Collins Stewart Credit Suisse JMP Securities RBC Capital Stifel Nicolaus Jefferies Citigroup Management Upside Research Average: $56 $61 $62 $63 $66 $69 $71 $74 $55 $60 $65 $70 $75 Credit Suisse Jefferies JMP Securities Stifel Nicolaus Collins Stewart Citigroup Management Upside Research Average: $65

Beach Wall Street Research: Q2 2009 Estimates Q2 2009E Revenue ($ in millions) Q2 2009E EBITDA (1) Note: Illustrates estimates based on research reports published on or after 5/8/09 (post Q1 2009 earnings release). Horizontal lines denote average of research estimates. (1) Excludes stock-based compensation expense. $37.9 $38.0 $38.1 $38.1 $38.3 $38.3 $38.8 $32.3 $25.0 $30.0 $35.0 $40.0 $45.0 Collins Stewart RBC Capital Jefferies Credit Suisse JMP Securities Citigroup Stifel Nicolaus Management Upside Research Average: $38.2 $12.8 $13.0 $13.1 $13.1 $13.2 $13.2 $13.2 $9.6 $9.0 $10.0 $11.0 $12.0 $13.0 $14.0 Jefferies Collins Stewart Credit Suisse Stifel Nicolaus Citigroup RBC Capital JMP Securities Management Upside Research Average: $13.1

Valuation Overview

Beach Estimates ($ in Millions) Actual Estimates CAGR CAGR 2008A 2009E 2010E 2011E 2012E 2013E '08 - '13 '09 - '13 Summary P&L: Management Upside Case (1) Revenue 166.9 $ 147.6 $ 182.2 $ 217.7 $ 254.3 $ 292.2 $ 11.9% 18.6% Growth (11.5%) 23.4% 19.5% 16.8% 14.9% EBITDA (2) 58.1 $ 50.5 $ 73.5 $ 96.5 $ 121.9 $ 147.7 $ 20.5% 30.8% Growth (13.0%) 45.5% 31.2% 26.3% 21.2% EBITDA Margin 34.8% 34.2% 40.4% 44.3% 47.9% 50.6% Summary P&L: Wall Street Research Average (3) Revenue 166.9 $ 160.6 $ 175.3 $ 191.4 $ 207.4 $ 223.7 $ 6.0% 8.6% Growth (3.7%) 9.1% 9.2% 8.3% 7.9% EBITDA (2) 58.1 $ 56.0 $ 65.3 $ 74.3 $ 83.2 $ 92.6 $ 9.8% 13.4% Growth (3.7%) 16.7% 13.7% 12.0% 11.3% EBITDA Margin 34.8% 34.8% 37.3% 38.8% 40.1% 41.4% (1) Projections per Beach management as of 6/4/09. Advocacy case prepared for discussions with Apax and Warburg Pincus. (2) Excludes stock-based compensation. (3) Projections based on Wall Street average for 2009 and 2010. Growth rates for 2011-2013 are based on an average of Credit Suisse (3) and Jefferies research dated 5/8/09.

Beach Premiums & Multiples ($ in millions) Current Apax 6/29/09 Offer Share Price 25.47 $ 30.50 $ Premium / (Discount) to: Current Price RATE 6/29/09 -- 19.7% 10-Day Average 10 6/19/09 24.87 $ 22.6% 30-Day Average 30 5/30/09 27.14 12.4% 52-Week High (Close) 39.45 $ (22.7%) 52-Week Low (Close) 16.05 90.0% Fully Diluted Shares Outstanding (TSM) 20.0 20.0 Market Cap 508.7 $ 611.1 $ Less: Cash (47.0) (47.0) Enterprise Value 461.6 $ 564.1 $ Premium / (Discount) to Current EV -- 22.2% EV / EBITDA (1) 2008A 58.1 $ 7.9x 9.7x Management Upside Case (2) 2009E 50.5 $ 9.1x 11.2x 2010E 73.5 6.3x 7.7x Research Average 2009E 56.0 $ 8.2x 10.1x 2010E 65.3 7.1x 8.6x Note: Balance sheet as of 3/31/09. (1) Excludes stock-based compensation. (2) Per Beach management as of 6/4/09.

Beach Valuation Summary Valuation Note: Red lines denote median values. Source: Management projections per Beach management as of 6/4/09. Research projections based on Wall Street average for 2009 and 2010. Growth Source: rates for 2011-2013 are based on an average of Credit Suisse and Jefferies research dated 5/8/09. (1) Assumes a 12% - 14% discount rate and a 6.0x - 8.0x LTM EBITDA terminal multiple. (2) Assumes an all equity deal and a minimum 25% IRR at a minimum LTM 2013 EBITDA exit multiple of 9.0x. $24 $28 $26 $23 $24 $36 $24 $24 $22 $28 $34 $34 $28 $22 $32 $31 $47 $32 $32 $36 $28 $18 $15 $20 $25 $30 $35 $40 $45 $50 Precedent Transaction Forward (2009) EBITDA Mult 8.5 - 10.0x Precedent Transaction LTM EBITDA Mult 10.0 - 12.0x Public Trading 2010E EBITDA Mult 6.5 - 8.5x Public Trading 2009E EBITDA Mult 8.0 - 10.0x LBO Research Case (2) LBO Mgmt Upside Case (2) DCF Research Case (1) DCF Mgmt Upside Case (1) 3-Month Trading Range 1-Month Trading Range Analyst Price Targets Implied Price per Share Current Price $25.47 Apax Offer $30.50

Beach Implied Value Today ($ in millions) Implied Value per Share Today - Based on Performance Over Next Year Wall Street Mgmt Research Upside Case Current 2009E EBITDA Multiple Based on Wall Street Estimate 8.2x 8.2x 2010E EBITDA 65.3 $ 73.5 $ Implied Enterprise Value 538.8 $ 606.5 $ Plus: Estimated Cash Balance in One Year 72.0 72.0 Implied Equity Value 610.9 $ 678.6 $ Estimated Shares Outstanding 20.1 20.1 Implied Share Price 30.46 $ 33.73 $ Estimated Cost of Equity 13% 13% Implied Value per Share Today 26.95 $ 29.85 $

Comparable Trading Multiples (US $ in millions) Price 52-Week Market Enterprise EV / Revenue EV / EBITDA LT Company 6/29/09 High Low Cap Value CY 2009E CY 2010E CY 2009E CY 2010E Growth Online Content & Services IAC/InterActiveCorp 15.93 $ 18.07 $ 13.23 $ 2,452 $ 228 $ 0.2 x 0.2 x 1.7 x 1.3 x 15% WebMD 29.73 35.00 13.63 1,820 1,446 3.4 x 3.0 x 13.4 x 11.7 x 22% Monster Worldwide 11.98 21.24 5.95 1,544 1,300 1.4 x 1.4 x 13.3 x 11.3 x 20% ValueClick 11.35 15.75 4.66 1,009 773 1.5 x 1.4 x 5.6 x 5.3 x 12% Move 2.14 3.16 0.64 343 292 1.3 x 1.3 x 10.5 x 8.4 x 21% Internet Brands 7.01 7.24 4.43 327 211 2.0 x 1.6 x 5.4 x 4.3 x 20% Dice Holdings 4.83 9.50 2.10 302 307 2.9 x 2.9 x 7.1 x 7.4 x 15% The Knot 7.91 10.77 5.35 285 162 1.6 x 1.5 x 13.3 x 9.7 x 20% LoopNet 7.77 12.50 4.75 280 211 2.8 x 2.8 x 7.1 x 7.0 x 24% TheStreet.com 2.07 7.34 1.69 64 41 0.7 x 0.7 x nm nm 18% Mean 1.8 x 1.7 x 8.6 x 7.4 x 19% Median 1.5 x 1.5 x 7.1 x 7.4 x 20% High 3.4 x 3.0 x 13.4 x 11.7 x 24% Low 0.2 x 0.2 x 1.7 x 1.3 x 12% Beach (1) 25.47 $ 39.45 $ 16.05 $ 509 $ 462 $ 2.9 x 2.6 x 8.2 x 7.1 x 20% (1) Based on research average estimates.

Announce Date Target Acquiror Enterprise Value EV / LTM Revenue EV / Fwd. Revenue EV / LTM EBITDA EV / Fwd. EBITDA 4/1/09 / $95 mm 1.5x 1.5x 9.8x 8.2x 01/08/09 $630 mm 1.7x 1.6x 7.7x 5.2x 10/06/08 $945 mm 7.3x 6.3x na na 08/29/08 $421 mm 3.1x 2.6x 13.3x 8.6x 08/05/08 $125 mm na 5.0x na 12.5x 05/15/08 $1,755 mm 3.9x 3.5x 19.0x 14.3x 05/14/08 $160 mm na na na na 04/29/08 $300 mm 42.9x 8.6x na na 03/13/08 $850 mm 42.5x 17.0x nm nm Comparable Transaction Multiples Note: All enterprise value calculations include contingency payments. LTM multiples based on enterprise value net of contingency payments. EBITDA excludes stock based compensation expense. Note: For deals announced after the second quarter of each calendar year, forward estimates and multiples are based on estimates for the following calendar year. CNET LTM multiple based on 2008 projections and forward multiple based on 2009 projections. Forward estimates based on Banc of America research 5/15/08. Plaxo enterprise value based on TechCrunch estimate as of 5/14/2008. Bebo 2009 estimated revenues of $117 million and EBITDA of $48 million imply multiples of 7.3x revenue and 17.7x EBITDA. All financial estimates based on Kara Swisher/All Things Digital. (2) (1) (1) (3)

Discounted Cash Flow Analysis Summary Management Upside Case Weighted average cost of capital: 12% - 14% LTM EBITDA terminal multiple: 6.0x - 8.0x Assumed valuation date: 6/30/09 Effective tax rate: 40% Key Assumptions Summary Wall Street research estimates (2) Weighted average cost of capital: 12% - 14% LTM EBITDA terminal multiple: 6.0x - 8.0x Assumed valuation date: 6/30/09 Effective tax rate: 40% Key Assumptions Summary Terminal LTM EBITDA Multiple 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x WACC Equity Value per Share (1) 11.0% 34.85 $ 39.47 $ 44.09 $ 48.71 $ 53.33 $ 12.0% 33.67 38.11 42.55 46.99 51.42 13.0% 32.56 36.82 41.08 45.35 49.61 14.0% 31.49 35.59 39.68 43.78 47.88 15.0% 30.47 34.41 38.35 42.29 46.23 Terminal LTM EBITDA Multiple 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x WACC Equity Value per Share (1) 11.0% 23.73 $ 26.62 $ 29.52 $ 32.41 $ 35.31 $ 12.0% 22.97 25.75 28.54 31.32 34.10 13.0% 22.26 24.93 27.60 30.27 32.94 14.0% 21.57 24.14 26.71 29.28 31.84 15.0% 20.92 23.39 25.85 28.32 30.79

Leveraged Buyout Analysis Summary Summary Management Upside Case 100% equity financed 8% management option pool Minimum cash balance of $10 million Excess cash used to pay down debt $15 million transaction and financing fees Exit in 2013 Key Assumptions Summary Wall Street research estimates (1) 100% equity financed 8% management option pool Minimum cash balance of $10 million Excess cash used to pay down debt $15 million transaction and financing fees Exit in 2013 Key Assumptions LTM EXIT MULTIPLE & OFFER PRICE - ALL EQUITY Offer Exit Multiple: LTM EBITDA Price Premium 9.0 x 10.0 x 11.0 x $26.50 4.0% 27.5% 29.9% 32.2% 28.50 11.9% 25.4 27.8 30.1 30.50 19.7% 23.5 25.9 28.1 32.50 27.6% 21.8 24.1 26.3 34.50 35.5% 20.2 22.5 24.6 LTM EXIT MULTIPLE & OFFER PRICE - ALL EQUITY Offer Premium / Exit Multiple: LTM EBITDA Price (Discount) 9.0 x 10.0 x 11.0 x $16.00 (37.2)% 30.3% 32.7% 35.0% 18.00 (29.3)% 26.8 29.1 31.4 20.00 (21.5)% 23.7 26.0 28.2 22.00 (13.6)% 21.1 23.3 25.4 24.00 (5.8)% 18.7 20.9 23.0

1-Day Share Price Premiums 4-Week Average Share Price Premiums Source: CapitalIQ. Note: Analysis reflects transaction premiums of all domestic companies excluding financial institutions acquired from 01/01/2006-present for $300 million - $2 billion, all considerations, for completed deals only. Share Price Premiums Analysis 19% 43% 65% 79% 89% 95% 99% 100% 100% 100% 0% 20% 40% 60% 80% 100% 120% < 10.0% < 20.0% < 30.0% < 40.0% < 50.0% < 60.0% < 70.0% < 80.0% < 90.0% < 100.0% Premium to Share Price Cumulative Percentage of Transactions 13% 33% 58% 77% 89% 97% 99% 100% 100% 100% 0% 20% 40% 60% 80% 100% 120% < 10.0% < 20.0% < 30.0% < 40.0% < 50.0% < 60.0% < 70.0% < 80.0% < 90.0% < 100.0% Premium to Share Price Cumulative Percentage of Transactions

Estimated Process Timetable

Week of June 29th Beach board meeting to consider entering exclusive negotiations with Apax Dataroom open Initial management meetings with corporate and senior operating executives Draft and enter into exclusivity agreement Draft and internal review of definitive transaction documents Weeks of July 6th - July 13th Business diligence completed Accounting, legal and other confirmatory diligence substantially completed Definitive transaction documents exchanged and negotiated Week of July 20th All confirmatory diligence completed Final negotiation of definitive documentation Board meeting to vote on transaction Signing and announcement Post-signing Timeline (estimated 3-4 months) File and clear proxy materials with SEC Mail proxy materials to shareholders Hart-Scott approval Shareholder vote Closing Estimated Process Timetable (Assuming Board Approval)

Appendix

CONFIDENTIAL

Comparable Trading Multiples

(US $ in millions)										
	Price	52-Week		Market	Enterprise	EV / Revenue		EV / EBITDA		LT
Company	6/29/09	High	Low	Cap	Value	CY 2009E	CY 2010E	CY 2009E	CY 2010E	Growth
Internet Leaders										
Google	$ 424.14	$ 555.68	$ 247.30	$ 137,364	$ 119,579	5.3 x	4.7 x	11.4 x	10.0 x	19%
Amazon.com	83.03	91.75	34.68	37,076	34,420	1.5 x	1.3 x	20.8 x	17.4 x	21%
Yahoo! (1)	15.90	24.80	8.94	22,837	11,687	2.5 x	2.3 x	6.9 x	6.4 x	16%
eBay (2)	17.36	29.13	9.91	23,323	21,408	2.6 x	2.5 x	7.4 x	7.2 x	11%
					Mean	**3.0 x**	**2.7 x**	**11.7 x**	**10.3 x**	**17%**
					Median	**2.6 x**	**2.4 x**	**9.4 x**	**8.6 x**	**18%**
					High	5.3 x	4.7 x	20.8 x	17.4 x	21%
					Low	1.5 x	1.3 x	6.9 x	6.4 x	11%
Online Content & Services										
IAC/InterActiveCorp	$ 15.93	$ 18.07	$ 13.23	$ 2,452	$ 228	0.2 x	0.2 x	1.7 x	1.3 x	15%
WebMD	29.73	35.00	13.63	1,820	1,446	3.4 x	3.0 x	13.4 x	11.7 x	22%
Monster Worldwide	11.98	21.24	5.95	1,544	1,300	1.4 x	1.4 x	13.3 x	11.3 x	20%
ValueClick	11.35	15.75	4.66	1,009	773	1.5 x	1.4 x	5.6 x	5.3 x	12%
Move	2.14	3.16	0.64	343	292	1.3 x	1.3 x	10.5 x	8.4 x	21%
Internet Brands	7.01	7.24	4.43	327	211	2.0 x	1.6 x	5.4 x	4.3 x	20%
Dice Holdings	4.83	9.50	2.10	302	307	2.9 x	2.9 x	7.1 x	7.4 x	15%
The Knot	7.91	10.77	5.35	285	162	1.6 x	1.5 x	13.3 x	9.7 x	20%
LoopNet	7.77	12.50	4.75	280	211	2.8 x	2.8 x	7.1 x	7.0 x	24%
TheStreet.com	2.07	7.34	1.69	64	41	0.7 x	0.7 x	nm	nm	18%
					Mean	**1.8 x**	**1.7 x**	**8.6 x**	**7.4 x**	**19%**
					Median	**1.5 x**	**1.5 x**	**7.1 x**	**7.4 x**	**20%**
					High	3.4 x	3.0 x	13.4 x	11.7 x	24%
					Low	0.2 x	0.2 x	1.7 x	1.3 x	12%

ALLEN & COMPANY LLC

34

CONFIDENTIAL

Comparable Trading Multiples (cont'd)

(US $ in millions)

Company	Price 6/29/09	52-Week High	52-Week Low	Market Cap	Enterprise Value	EV / Revenue CY 2009E	EV / Revenue CY 2010E	EV / EBITDA CY 2009E	EV / EBITDA CY 2010E	LT Growth
e-Commerce										
priceline.com	$ 114.65	$ 131.01	$ 45.15	$ 5,604	$ 5,387	2.6 x	2.3 x	13.2 x	11.5 x	17%
Expedia	15.92	20.42	6.00	4,793	5,107	1.8 x	1.7 x	7.2 x	6.6 x	12%
Netflix	41.20	50.24	17.90	2,479	2,216	1.3 x	1.1 x	8.4 x	7.1 x	17%
Blue Nile	43.31	52.50	18.34	659	627	2.2 x	2.0 x	24.7 x	22.3 x	19%
Shutterfly	14.46	15.26	5.62	394	267	1.2 x	1.1 x	7.6 x	6.2 x	na
TicketMaster	6.56	27.00	3.33	381	704	0.5 x	0.4 x	2.9 x	2.7 x	na
Overstock.com	12.15	29.59	6.34	283	272	0.3 x	0.3 x	34.3 x	21.5 x	20%
TravelZoo	11.35	12.35	3.72	187	171	1.9 x	1.9 x	15.3 x	15.7 x	na
Drugstore.com	1.84	2.89	0.65	184	103	0.3 x	0.2 x	7.3 x	6.7 x	na
Orbitz Worldwide	1.88	7.63	1.10	163	558	0.7 x	0.7 x	4.6 x	4.3 x	11%
1-800-FLOWERS.com	2.03	7.26	0.85	131	218	0.3 x	0.3 x	5.0 x	4.4 x	15%
					Mean	**1.2 x**	**1.1 x**	**11.9 x**	**9.9 x**	**16%**
					Median	**1.2 x**	**1.1 x**	**7.6 x**	**6.7 x**	**17%**
					High	2.6 x	2.3 x	34.3 x	22.3 x	20%
					Low	0.3 x	0.2 x	2.9 x	2.7 x	11%
All										
Mean						**1.7 x**	**1.6 x**	**10.6 x**	**9.0 x**	**17%**
Median						**1.5 x**	**1.4 x**	**7.5 x**	**7.2 x**	**18%**
High						5.3 x	4.7 x	34.3 x	22.3 x	24%
Low						0.2 x	0.2 x	1.7 x	1.3 x	11%

Source: Most recent publicly available filings, Wall Street consensus estimates, company press releases.
Note: Options are based on options outstanding and are calculated using the treasury method.
Note: EBITDA excludes stock-based compensation.
(1) YHOO's enterprise value adjusted for $117 mm NOL value as well as interests in Yahoo! Japan and Alibaba Group taken at market value and discounted 30%. Pro forma for the sale of its Gmarket stake to eBay.
(2) Pro forma for the $1.2 billion acquisition of Gmarket in cash.

ALLEN & COMPANY LLC
35

CONFIDENTIAL

Comparable Transaction Multiples

($ in Millions)

Date Announced	Target	Notes	Acquiror	Consideration	% Acquired	Implied Enterprise Value	EV Multiples LTM Sales	EV Multiples LTM EBITDA	EV Multiples Forward Sales	EV Multiples Forward EBITDA
04/01/09	Kaboose		Disney / Barclays Private Equity	Cash	100%	$ 95	1.5x	9.8x	1.5x	8.2x
01/08/09	Thinkorswim		TD Ameritrade	Cash & Stock	100%	630	1.7x	7.7x	1.6x	5.2x
10/06/08	BillMeLater		eBay	Cash	100%	945	7.3x	na	6.3x	na
08/29/08	Greenfield Online		Microsoft	Cash	100%	421	3.1x	13.3x	2.6x	8.6x
08/05/08	Daily Candy		Comcast	Cash	100%	125	na	na	5.0x	12.5x
05/15/08	CNET	(1)	CBS	Cash	100%	1,755	3.9x	19.0x	3.5x	14.3x
05/14/08	Plaxo		Comcast	Cash	100%	160	na	na	na	na
04/29/08	Adify	(2)	Cox Enterprises	Cash	100%	300	42.9x	na	8.6x	na
03/13/08	Bebo	(3)	AOL	Cash	100%	850	42.5x	nm	17.0x	nm
12/18/07	Tradus		Naspers	Cash	100%	1,868	16.3x	57.4x	13.1x	40.6x
12/04/07	AllBusiness.com		D&B	Cash	100%	54	na	na	5.4x	na
11/15/07	Bounty		Kaboose	Cash & Stock	100%	144	3.1x	18.9x	2.5x	12.4x
10/30/07	Visual Sciences		Omniture	Cash & Stock	100%	366	4.6x	25.6x	3.7x	na
10/15/07	HowStuffWorks		Discovery Communications	Cash	100%	250	na	na	na	na
10/08/07	FUN Technologies		Liberty Media	Cash	47%	221	3.7x	nm	3.0x	7.2x
08/01/07	Club Penguin	(4)	Disney	Cash	100%	700	6.7x	13.5x	10.8x	na
07/25/07	Business.com	(5)	RH Donnelley	Cash	100%	345	6.1x	28.8x	4.6x	17.3x
07/23/07	UGO Networks		Hearst	Cash	100%	100	3.3x	16.7x	na	na
06/25/07	auFeminin.com		Axel Springer	Cash & Stock	41%	382	21.2x	37.2x	14.2x	21.8x
06/08/07	NexTag		Providence Equity	Cash	66%	1,258	6.3x	na	na	na
04/13/07	eFinancialNews		Google	Cash	100%	3,100	13.5x	41.3x	11.1x	30.7x
01/10/07	StubHub		eBay	Cash	100%	286	2.9x	28.6x	na	na

		LTM Sales	LTM EBITDA	Forward Sales	Forward EBITDA
Since 2008	Mean	14.7x	12.5x	5.8x	9.8x
	Median	3.9x	11.6x	4.2x	8.6x
	High	42.9x	19.0x	17.0x	14.3x
	Low	1.5x	7.7x	1.5x	5.2x
All	Mean	10.6x	24.4x	6.7x	16.2x
	Median	5.3x	19.0x	5.0x	12.5x
	High	42.9x	57.4x	17.0x	40.6x
	Low	1.5x	7.7x	1.5x	5.2x

Note: Data based on information available at time of announcement, including company filings, press releases, Wall Street research and estimated market statistics.
Note: All enterprise value calculations include contingency payments. LTM multiples based on enterprise value net of contingency payments.
Note: For deals announced after the second quarter of each calendar year, forward estimates and multiples are based on estimates for the following calendar year.
Note: All trailing EBITDA numbers and forward EBITDA estimates add back stock-based compensation expense, in-process R&D, and one-time extraordinary items, where available.
(1) CNET LTM multiple based on 2008 projections and forward multiple based on 2009 projections. Forward estimates based on BofA research 5/15/08.
(2) Adify enterprise value does not include an undisclosed amount in contingency payments.
(3) Bebo 2009 estimated revenues of $117 million and EBITDA of $48 million imply multiples of 7.3x revenue and 17.7x EBITDA. All financials based on Kara Swisher/All Things Digital.
(4) Club Penguin enterprise value includes $350 million in contingency payments through 2009.
(5) Business.com enterprise value excludes an undisclosed amount in contingency payments. Forward estimates per estimated market statistics.

ALLEN & COMPANY LLC

36

Discounted Cash Flow Analysis: Management Upside Case ($ in millions, except per share data) 2008A 2009E 2010E 2011E 2012E 2013E EBITDA (1) 58.1 $ 50.5 $ 73.5 $ 96.5 $ 121.9 $ 147.7 $ Less: D&A (9.1) (13.0) (13.4) (14.1) (14.7) (15.5) Taxable EBIT 49.0 $ 37.6 $ 60.1 $ 82.4 $ 107.1 $ 132.2 $ Unlevered Taxes (19.6) 40.0% (15.0) (24.0) (33.0) (42.8) (52.9) Net Operating Profit After Taxes 29.4 $ 22.5 $ 36.1 $ 49.5 $ 64.3 $ 79.3 $ Plus: D&A 9.1 13.0 13.4 14.1 14.7 15.5 Less: Change in Working Capital (0.3) (0.6) (2.1) (2.1) (2.2) (2.3) Less: Capex (2.9) (2.4) (3.0) (3.5) (4.1) (4.8) Less: Acquisition Liabilities (2) - (11.0) (12.5) - - - Unlevered Free Cash Flow 35.3 $ 21.5 $ 31.9 $ 57.9 $ 72.7 $ 87.8 $ PV Unlevered Free Cash Flow Attributable to Owner - $ 10.8 $ 31.9 $ 57.9 $ 72.9 $ 87.8 $ Terminal LTM EBITDA Multiple Terminal LTM EBITDA Multiple 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x Terminal Value Terminal Value 738 $ 886 $ 1,034 $ 1,182 $ 1,329 $ 738 $ 886 $ 1,034 $ 1,182 $ 1,329 $ WACC Enterprise Value WACC Equity Value per Share (3) 11.0% 649 $ 741 $ 833 $ 926 $ 1,018 $ 11.0% 34.85 $ 39.47 $ 44.09 $ 48.71 $ 53.33 $ 12.0% 625 714 803 891 980 12.0% 33.67 38.11 42.55 46.99 51.42 13.0% 603 688 773 859 944 13.0% 32.56 36.82 41.08 45.35 49.61 14.0% 582 664 745 827 909 14.0% 31.49 35.59 39.68 43.78 47.88 15.0% 562 640 719 798 876 15.0% 30.47 34.41 38.35 42.29 46.23 WACC EV / 2009E EBITDA WACC Implied Perpetuity Growth 11.0% 12.8 x 14.7 x 16.5 x 18.3 x 20.1 x 11.0% 0.5% 2.1% 3.3% 4.2% 4.9% 12.0% 12.4 14.1 15.9 17.6 19.4 12.0% 1.4% 3.0% 4.2% 5.1% 5.9% 13.0% 11.9 13.6 15.3 17.0 18.7 13.0% 2.3% 4.0% 5.2% 6.1% 6.8% 14.0% 11.5 13.1 14.8 16.4 18.0 14.0% 3.2% 4.9% 6.1% 7.0% 7.8% 15.0% 11.1 12.7 14.2 15.8 17.3 15.0% 4.1% 5.8% 7.0% 8.0% 8.7% Note: Assumes valuation date of 6/30/09. Source: Beach management as of 6/4/09. (1) Excludes stock-based compensation. (2) Acquisition liabilities represents earn-out payments. (3) Based on $47.0 in net cash and 20.0 mm fully diluted shares outstanding.

Discounted Cash Flow Analysis: Wall Street Research ($ in millions, except per share data) 2008A 2009E 2010E 2011E 2012E 2013E EBITDA (1) 58.1 $ 56.0 $ 65.3 $ 74.3 $ 83.2 $ 92.6 $ Less: D&A (9.1) (12.2) (13.1) (14.5) (16.1) (17.9) Taxable EBIT 49.0 $ 43.8 $ 52.2 $ 59.8 $ 67.1 $ 74.7 $ Unlevered Taxes (19.6) 40.0% (17.5) (20.9) (23.9) (26.8) (29.9) Net Operating Profit After Taxes 29.4 $ 26.3 $ 31.3 $ 35.9 $ 40.2 $ 44.8 $ Plus: D&A 9.1 12.2 13.1 14.5 16.1 17.9 Less: Change in Working Capital (0.3) (0.3) (1.9) (2.8) (2.4) (2.6) Less: Capex (2.9) (3.3) (3.3) (3.7) (4.0) (4.4) Less: Acquisition Liabilities (2) - (11.0) (12.5) - - - Unlevered Free Cash Flow 35.3 $ 23.9 $ 26.7 $ 43.9 $ 50.0 $ 55.7 $ PV Unlevered Free Cash Flow Attributable to Owner - $ 12.0 $ 26.7 $ 43.9 $ 50.1 $ 55.7 $ Terminal LTM EBITDA Multiple Terminal LTM EBITDA Multiple 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x Terminal Value Terminal Value 463 $ 555 $ 648 $ 741 $ 833 $ 463 $ 555 $ 648 $ 741 $ 833 $ WACC Enterprise Value WACC Equity Value per Share (3) 11.0% 427 $ 485 $ 542 $ 600 $ 658 $ 11.0% 23.73 $ 26.62 $ 29.52 $ 32.41 $ 35.31 $ 12.0% 412 467 523 578 634 12.0% 22.97 25.75 28.54 31.32 34.10 13.0% 397 451 504 558 611 13.0% 22.26 24.93 27.60 30.27 32.94 14.0% 384 435 486 538 589 14.0% 21.57 24.14 26.71 29.28 31.84 15.0% 371 420 469 519 568 15.0% 20.92 23.39 25.85 28.32 30.79 WACC EV / 2009E EBITDA WACC Implied Perpetuity Growth 11.0% 7.6 x 8.7 x 9.7 x 10.7 x 11.8 x 11.0% 1.7% 3.2% 4.2% 5.0% 5.6% 12.0% 7.4 8.4 9.3 10.3 11.3 12.0% 2.6% 4.1% 5.1% 6.0% 6.6% 13.0% 7.1 8.1 9.0 10.0 10.9 13.0% 3.6% 5.0% 6.1% 6.9% 7.5% 14.0% 6.9 7.8 8.7 9.6 10.5 14.0% 4.5% 5.9% 7.0% 7.9% 8.5% 15.0% 6.6 7.5 8.4 9.3 10.1 15.0% 5.4% 6.9% 8.0% 8.8% 9.5% Note: Assumes valuation date of 6/30/09. Source: Projections based on Wall Street average for 2009 and 2010. Growth rates for 2011-2013 are based on an average of Credit Suisse and Jefferies Source: research dated 5/8/09. (1) Excludes stock-based compensation. (2) Acquisition liabilities represents earn-out payments. (3) Based on $47.0 in net cash and 20.0 mm fully diluted shares outstanding.

Leveraged Buyout Analysis: Management Upside Case ($ in Millions) 6/30/09 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 ASSUMPTIONS FINANCIAL SUMMARY Share Price (6/29/09) 25.47 $ Interest Rate on Cash 2.0% 2009 2010 2011 2012 2013 Premium 19.7 % Tax Rate 40.0 % Revenue 148 $ 182 $ 218 $ 254 $ 292 $ Assumed Offer Price 30.50 $ Exit Year 2013 Entry LTM 6/30/09 EBITDA Mult (1) 10.9 x Exit LTM EBITDA Mult 10.0 x EBITDA (1) 51 $ 74 $ 96 $ 122 $ 148 $ Entry LTM 6/30/09 EBITDA (1) 52 $ Sponsor PF Stake (3) 92.0 % Interest Inc. / (Exp.) 0 1 2 3 5 (Increase) in WC (1) (2) (2) (2) (2) Capex (2) (3) (4) (4) (5) SOURCES Assumed Earn Outs (11) (13) - - - Interest LTM Mult Cum Mult Amount % Taxes (15) (24) (34) (44) (55) Revolver 8.00% 0.0 x 0.0 x - $ -- % Free Cash Flow 22 $ 32 $ 59 $ 74 $ 91 $ Senior Debt 8.00% 0.0 x 0.0 x - -- Cumulative FCF 22 $ 54 $ 113 $ 187 $ 278 $ Mezz Debt 15.00% 0.0 x 0.0 x - -- Estimated Cash Balance at Close Less Min Cash 48 8 Cash (1) 21 $ 53 $ 112 $ 187 $ 277 $ Equity 588 92 Revolver - - - - - Total Sources 636 $ 100 % Senior Debt - - - - - Mezz Debt - - - - - Net Debt / (Cash) (21) $ (53) $ (112) $ (187) $ (277) $ USES Amount % Equity Purchase Price (FD Shares Out = 20 mm) 611 $ 96 % Debt / EBITDA nm nm nm nm nm Minimum Cash Balance 10 2 EBITDA / Interest Exp. nm nm nm nm nm Transaction Expenses 15 2 Total Uses 636 $ 100 % Sponsor CF (2) (3) (588) - - - - 1,661 IRR 25.9 % LEVERAGE & ACQUISITION PRICE SENSITIVITY @ 10.0x LTM EBITDA EXIT LTM EXIT MULTIPLE & OFFER PRICE - ALL EQUITY Leverage: LTM EBITDA Multiple Offer Exit Multiple: LTM EBITDA 25.9% 0.0 x 0.5 x 1.0 x 1.5 x 2.0 x 2.5 x Price Premium 9.0 x 10.0 x 11.0 x $26.50 29.9% 30.9% 31.9% 32.9% 34.0% 35.2% $26.50 4.0% 27.5% 29.9% 32.2 % Offer 28.50 27.8 28.7 29.5 30.4 31.4 32.4 28.50 11.9% 25.4 27.8 30.1 Price 30.50 25.9 26.6 27.4 28.1 28.9 29.8 30.50 19.7% 23.5 25.9 28.1 32.50 24.1 24.8 25.4 26.1 26.8 27.5 32.50 27.6% 21.8 24.1 26.3 34.50 22.5 23.1 23.6 24.2 24.8 25.4 34.50 35.5% 20.2 22.5 24.6 Note: Balance sheet as of 3/31/09 and projections per Beach management as of 6/4/09. (1) EBITDA excludes stock-based compensation. (2) Assumes transaction takes place on 6/30/09. and all excess cash flows used to pay down debt. (3) Assumes management option pool of 8.0%.

Leveraged Buyout Analysis: Wall Street Research ($ in Millions) 6/30/09 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 ASSUMPTIONS FINANCIAL SUMMARY Share Price (6/29/09) 25.47 $ Interest Rate on Cash 2.0% 2009 2010 2011 2012 2013 Premium 19.7 % Tax Rate 40.0 % Revenue 161 $ 175 $ 191 $ 207 $ 224 $ Assumed Offer Price 30.50 $ Exit Year 2013 Entry LTM 6/30/09 EBITDA Mult (1) 9.9 x Exit LTM EBITDA Mult 10.0 x EBITDA (1) 56 $ 65 $ 74 $ 83 $ 93 $ Entry LTM 6/30/09 EBITDA (1) 57 $ Sponsor PF Stake (3) 92.0 % Interest Inc. / (Exp.) 0 1 1 2 3 (Increase) in WC (0) (2) (3) (2) (3) Capex (3) (3) (4) (4) (4) SOURCES Assumed Earn Outs (11) (13) - - - Interest LTM Mult Cum Mult Amount % Taxes (18) (21) (24) (28) (31) Revolver 8.00% 0.0 x 0.0 x - $ -- % Free Cash Flow 24 $ 27 $ 45 $ 51 $ 58 $ Senior Debt 8.00% 0.0 x 0.0 x - -- Cumulative FCF 24 $ 51 $ 96 $ 147 $ 205 $ Mezz Debt 15.00% 0.0 x 0.0 x - -- Estimated Cash Balance at Close Less Min Cash 49 8 Cash (1) 22 $ 49 $ 94 $ 145 $ 203 $ Equity 587 92 Revolver - - - - - Total Sources 636 $ 100 % Senior Debt - - - - - Mezz Debt - - - - - Net Debt / (Cash) (22) $ (49) $ (94) $ (145) $ (203) $ USES Amount % Equity Purchase Price (FD Shares Out = 20 mm) 611 $ 96 % Debt / EBITDA nm nm nm nm nm Minimum Cash Balance 10 2 EBITDA / Interest Exp. nm nm nm nm nm Transaction Expenses 15 2 Total Uses 636 $ 100 % Sponsor CF (2) (3) (587) - - - - 1,086 IRR 14.6 % LEVERAGE & ACQUISITION PRICE SENSITIVITY @ 10.0x LTM EBITDA EXIT LTM EXIT MULTIPLE & OFFER PRICE - ALL EQUITY Leverage: LTM EBITDA Multiple Offer Premium / Exit Multiple: LTM EBITDA 14.6% 0.0 x 0.5 x 1.0 x 1.5 x 2.0 x 2.5 x Price (Discount) 9.0 x 10.0 x 11.0 x $16.00 32.7% 34.7% 36.9% 39.5% 42.5% 46.1% $16.00 (37.2)% 30.3% 32.7% 35.0 % Offer 18.00 29.1 30.7 32.5 34.4 36.6 39.2 18.00 (29.3)% 26.8 29.1 31.4 Price 20.00 26.0 27.3 28.7 30.2 31.9 33.7 20.00 (21.5)% 23.7 26.0 28.2 22.00 23.3 24.4 25.5 26.7 27.9 29.3 22.00 (13.6)% 21.1 23.3 25.4 24.00 20.9 21.8 22.7 23.6 24.6 25.7 24.00 (5.8)% 18.7 20.9 23.0 Note: Balance sheet as of 3/31/09 and projections based on Wall Street average for 2009 and 2010. Growth rates for 2011-2013 are based on an average of Credit Suisse and Jefferies research dated 5/8/09. (1) EBITDA excludes stock-based compensation. (2) Assumes transaction takes place on 6/30/09. and all excess cash flows used to pay down debt. (3) Assumes management option pool of 8.0%.